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                                                                    EX-99.a.2(q)

                      FORM OF CERTIFICATE OF THE SECRETARY

                                     OF THE

                             UBS RELATIONSHIP FUNDS

                             RESOLUTIONS AUTHORIZING

            UBS OPPORTUNISTIC EMERGING MARKETS DEBT RELATIONSHIP FUND

                 UBS OPPORTUNISTIC HIGH YIELD RELATIONSHIP FUND

     Pursuant to Article III Section 3.6 of the By-Laws, dated August 22, 1994, as amended April 25, 2002 of UBS Relationship Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996, August 21, 2000, November 20, 2000, and April 8, 2002 (the "Declaration") pursuant to Article IX, Section 9.8(f) of the Declaration is a true and complete copy of the resolutions by the Board of Trustees of the Trust (the "Resolutions") with respect to the authorization of the shares of the series of the Trust known as the UBS Opportunistic Emerging Markets Debt Relationship Fund and the UBS Opportunistic High Yield Relationship Fund.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on June 3, 2002 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 3rd day of June, 2002.

(Trust Seal)

                                                      --------------------------
                                                      Amy R. Doberman, Secretary
                                                      UBS Relationship Funds

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         RESOLUTIONS ADOPTED JUNE 3, 2002 AND INCORPORATED BY REFERENCE
    INTO THE AGREEMENT AND DECLARATION OF TRUST OF THE UBS RELATIONSHIP FUNDS
        DATED AUGUST 15, 1994, AS AMENDED MAY 20, 1996, AUGUST 21, 2000,
            NOVEMBER 20, 2000, AND APRIL 8, 2002 (THE "DECLARATION"),
                 PURSUANT TO ARTICLE IX, SECTION 9.8(f) THEREOF

                           RESOLUTIONS AUTHORIZING THE
            UBS OPPORTUNISTIC EMERGING MARKETS DEBT RELATIONSHIP FUND
                 UBS OPPORTUNISTIC HIGH YIELD RELATIONSHIP FUND

RESOLVED,      that pursuant to Article IX, Section 9.8(f) of the Agreement and
               Declaration of Trust of UBS Relationship Funds (the "Trust"), the additional series of shares (sometimes referred to herein as the "New Series") be, and it hereby is, authorized and designated as the UBS Opportunistic Emerging Markets Debt Relationship Fund and the UBS Opportunistic High Yield Relationship Fund; and

FURTHER
RESOLVED,      that an unlimited number of shares of beneficial interest are hereby allocated to the New Series; and

FURTHER
RESOLVED,      that the shares of the New Series shall have the same relative rights and preferences as other shares of the Trust, as set forth in the Agreement and Declaration of Trust, and as described in
               Section 9.8 thereof.